UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

Einstein Noah Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

001-33515
(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01       REGULATION FD DISCLOSURE.

Einstein Noah Restaurant Group, Inc. (the “Company”) will make a presentation at the Cowen & Co. 9th Annual Consumer Conference at The Westin New York at Times Square in New York City on Tuesday, January 11, 2011 at 10:30am Eastern Standard Time.  On Wednesday, January 12, 2011, the Company will present at the 13th Annual ICR XChange Conference at The St. Regis Monarch Beach Resort & Spa in Dana Point, California. The presentation will begin at 10:20 am Pacific Time.  A copy of the presentation is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Certain statements in the attached presentation contain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof.  Forward-looking statements involve a number of risks and uncertainties.  A description of factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements is detailed in the Company’s press releases and other filings with the Securities and Exchange Commission, and include the following factors: the improvement in period over period comparable store sales is not necessarily indicative of future results and is subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; and the results for past fiscal years are not necessarily indicative of future results.  In addition, this presentation includes certain non-GAAP financial measures.  Reconciliations of such non-GAAP financial measures to their corresponding GAAP measures are included in the attached presentation.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1 -- Investor presentation to be presented January 11 and 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: January 11, 2011	/s/ Emanuel P.N. Hilario
Emanuel P.N. Hilario
Chief Financial Officer